Exhibit 11

                       STATEMENT REGARDING COMPUTATION OF
                               NET LOSS PER SHARE
                      (In thousands, except per share data)


                                                           Three Months Ended
                                                              September 30,
                                                          --------------------
                                                            2000        1999
                                                          --------    --------
Net loss from continuing operations                       $ (3,048)   $ (1,469)
                                                          ========    ========
Net loss                                                  $ (3,048)   $   (482)
                                                          ========    ========
Weighted average common shares outstanding                  15,591      14,834
                                                          ========    ========
Basic net loss per common share from
  continuing operations (1)                               $   (.20)   $   (.10)
                                                          ========    ========
Basic net loss per common share (1)                       $   (.20)   $   (.03)
                                                          ========    ========

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(1) Basic and diluted net loss per common share are the same.